As filed with the Securities and Exchange Commission on July 15, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 12, 2024

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this report relating to the amendment to B&G Foods’ amended and restated credit agreement is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation.

Amendment to Credit Agreement. On July 12, 2024, we refinanced and amended our amended and restated credit agreement, dated as of October 2, 2015, and previously amended on March 30, 2017, November 20, 2017, October 10, 2019, December 16, 2020, June 28, 2022, June 6, 2023, and September 22, 2023, among B&G Foods, as borrower, the several banks and other financial institutions or entities from time to time party thereto as lenders and Barclays Bank PLC, as administrative agent and collateral agent. In the remainder of this report, we refer to the amended and restated credit agreement as so amended, as our credit agreement.

As part of the refinancing and together with a portion of the net proceeds of the tack-on offering of 8.000% senior secured notes due 2028 described below, we reduced the aggregate principal amount of tranche B term loans outstanding under our credit agreement from $507.3 million to $450.0 million by replacing $507.3 million of outstanding tranche B term loans with $450.0 million of new tranche B term loans. B&G Foods also extended the maturity date for the tranche B term loans from October 10, 2026 to October 10, 2029. The new tranche B term loans were issued at a price equal to 99.00% of their face value. The new tranche B term loans will bear interest based on alternative rates that B&G Foods may choose, including a base rate per annum plus an applicable margin of 2.50%, and SOFR plus an applicable margin of 3.50%. The new tranche B term loans are subject to amortization at the rate of 1% per year with the balance due and payable on the maturity date.

As part of the refinancing, B&G Foods also prepaid $175.0 million aggregate principal amount of revolving credit loans with a portion of the proceeds of the tack-on offering, decreased the revolver capacity under the senior secured credit agreement from $800.0 million to $475.0 million aggregate principal amount, and extended the maturity date of its revolving credit facility from December 16, 2025 to December 16, 2028. Following the refinancing, interest under the revolving credit facility, including any outstanding letters of credit, will be determined based on alternative rates that B&G Foods may choose in accordance with the credit agreement, including a base rate per annum plus an applicable margin ranging from 0.50% to 1.00%, and SOFR plus an applicable margin ranging from 1.50% to 2.00%, in each case depending on B&G Foods’ consolidated leverage ratio. As of July 12, 2024, $30.0 million aggregate principal amount of revolving credit loans remain outstanding.

If we prepay all or any portion of the new tranche B term loans within six months of the funding of the new tranche B term loans in connection with a financing that has a lower interest rate or weighted average yield than the new tranche B term loans, we will owe a repayment fee equal to 1% of the amount prepaid. Otherwise, we may prepay the term loans or revolving loans at any time without premium or penalty (other than customary “breakage” costs with respect to the early termination of SOFR loans). Subject to certain exceptions, the credit agreement provides for mandatory prepayment upon certain asset dispositions or casualty events and issuances of indebtedness.

Our obligations under the credit agreement are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries (other than a domestic subsidiary that is a holding company for one or more foreign subsidiaries). The credit agreement is secured by substantially all of our and our domestic subsidiaries’ assets except our and our domestic subsidiaries’ real property. The credit agreement contains customary restrictive covenants, subject to certain permitted amounts and exceptions, including covenants limiting our ability to incur additional indebtedness, pay dividends and make other restricted payments, repurchase shares of our outstanding stock and create certain liens.

The credit agreement also contains certain financial maintenance covenants, which, among other things, specify a maximum consolidated leverage ratio and a minimum interest coverage ratio, each ratio as defined in the credit agreement. The credit agreement provides that our maximum consolidated leverage ratio (defined as the ratio, determined on a pro forma basis, of our consolidated net debt, as of the last day of any period of four consecutive fiscal quarters to our adjusted EBITDA (as defined in the credit agreement) before share-based compensation for such period), is 7.00 to 1.00. We are also required to maintain a consolidated interest coverage ratio (defined as the ratio, determined on a pro forma basis, of our adjusted EBITDA (before share-based compensation) for any period of four consecutive fiscal quarters to our consolidated interest expense for such period payable in cash) of at least 1.75 to 1.00.

The credit agreement also provides for an incremental term loan and revolving loan facility, pursuant to which we may request that the lenders under the credit agreement, and potentially other lenders, provide unlimited additional amounts of term loans or revolving loans or both on terms substantially consistent with those provided under the credit agreement. Among other things, the utilization of the incremental facility is conditioned on our ability to meet a maximum senior secured leverage ratio of 4.00 to 1.00, and a sufficient number of lenders or new lenders agreeing to participate in the facility.

In the ordinary course of business, certain of the lenders of the tranche B term loans and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with B&G Foods and our affiliates for which they have in the past received, and may in the future receive, customary fees.

The description above is only a summary of the material provisions of the amendment and is qualified in its entirety by reference to the full text of the amendment, including the credit agreement attached as an exhibit to the amendment, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Closing of Tack-on Senior Secured Notes Offering. On July 12, 2024, B&G Foods issued a press release announcing the closing of our private offering of an additional $250.0 million aggregate principal amount of 8.000% senior secured notes due 2028 in a transaction exempt from registration under the Securities Act of 1933, as amended. The new 8.000% senior secured notes due 2028 constitute an additional issuance of 8.000% senior secured notes due 2028 under the indenture, dated as of September 26, 2023, governing the previously issued 8.000% senior secured notes due 2028. The 8.000% senior secured notes due 2028 were issued at a price of 100.5%, plus accrued and unpaid interest from March 15, 2024 to, but excluding, July 12, 2024. Following completion of the tack-on offering, approximately $799.3 million of 8.000% senior secured notes due 2028 are outstanding.

We used the proceeds of the tack-on offering to repay a portion of our tranche B term loans and revolving credit loans under our credit agreement and to pay related fees and expenses.

Interest on the our 8.000% senior secured notes due 2028 is payable on March 15 and September 15 of each year. The 8.000% senior secured notes due 2028 will mature on September 15, 2028, unless earlier retired or redeemed as described below.

We may redeem some or all of the 8.000% senior secured notes due 2028 at a redemption price of 104.000% of the principal amount beginning September 15, 2025, and thereafter at prices declining annually to 102.000% on or after September 15, 2026 and 100.000% on or after September 15, 2027, in each case plus accrued and unpaid interest to (but not including) the date of redemption. We may redeem up to 40% of the aggregate principal amount of the 8.000% senior secured notes due 2028 prior to September 15, 2025 at a redemption price of 108.000% plus accrued and unpaid interest to (but not including) the date of redemption with the net proceeds from certain equity offerings. We may also redeem some or all of the 8.000% senior secured notes due 2028 at any time prior to September 15, 2025 at a redemption price equal to the “make-whole amount” set forth in the indenture plus accrued and unpaid interest to (but not including) the date of redemption. In addition, if B&G Foods undergoes a change of control, we may be required to offer to repurchase the 8.000% senior secured notes due 2028 at 101.000% of the aggregate principal amount, plus accrued and unpaid interest to (but not including) the date of repurchase. Upon certain asset dispositions we may be required to offer to purchase a portion of the 8.000% senior secured notes due 2028 at 100.00% of the aggregate principal amount, plus accrued and unpaid interest to (but not including) the date of repurchase.

We may also, from time to time, seek to retire the 8.000% senior secured notes due 2028 through cash repurchases of the 8.000% senior secured notes due 2028 and/or exchanges of the 8.000% senior secured notes due 2028 for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

The 8.000% senior secured notes due 2028 are our senior secured obligations and are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of our existing and future domestic subsidiaries (other than immaterial subsidiaries). The 8.000% senior secured notes due 2028 notes have the same guarantors as our credit agreement. The 8.000% senior secured notes due 2028 and the related guarantees are secured by, subject to permitted liens, first-priority security interests in certain collateral (which generally includes most of our and our guarantors’ right or interest in or to property of any kind, except for our and our guarantors’ real property and certain intangible assets), which assets also secure (and will continue to secure) our credit agreement on a pari passu basis. Pursuant to the terms of the indenture, the related collateral agreement and the intercreditor agreement, the 8.000% senior secured notes due 2028 notes and the guarantees rank (1) pari passu (equally and ratably) in right of payment to all of our and the guarantors’ existing and future senior debt, including existing and future senior debt under our existing or any future senior secured credit agreement (including the term loan borrowings under our existing senior secured credit facility, any obligations under our existing revolving credit facility and all other borrowings and obligations under our credit agreement), (2) effectively senior in right of payment to our and such guarantors’ existing and future senior unsecured debt, including our 5.25% senior notes due 2025 and 5.25% senior notes due 2027 to the extent of the value of the collateral, (3) effectively junior to our and the guarantors’ future secured debt, secured by assets that do not constitute collateral, to the extent of the value of the collateral securing such debt, (4) senior in right of payment to our and such guarantors’ other existing and future subordinated debt and (5) structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the 8.000% senior secured notes due 2028.

The indenture governing the 8.000% senior secured notes due 2028 contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; creation of certain liens; certain sale-leaseback transactions; certain asset sales; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications.

The description above is only a summary of the material provisions of the indenture and the 8.000% senior secured notes due 2028, and is qualified in its entirety by reference to the full text of the indenture and the 8.000% senior secured notes due 2028, which are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference.

A copy of the press release announcing the closing of the credit agreement refinancing and the tack-on offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

4.1	Indenture, dated as of September 26, 2023, among B&G Foods, Inc., the Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, relating to the 8.000% senior secured notes due 2028 (Filed as Exhibit 4.1 to B&G Foods’ Current Report on Form 8-K filed on September 26, 2023, and incorporated by reference herein)
4.2	Form of 8.000% Senior Secured Notes due 2028 (included in Exhibit 4.1)
10.1	Eighth Amendment to Credit Agreement dated as of July 12, 2024, to the Amended and Restated Credit Agreement, dated as of October 2, 2015, as amended, among B&G Foods, Inc., as borrower, the subsidiaries of B&G Foods, Inc. from time to time party thereto as guarantors, the several banks and other financial institutions or entities from time to time party thereto as lenders and Barclays Bank PLC, as administrative agent for the lenders and as collateral agent for the secured parties
99.1	Press Release dated July 12, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: July 15, 2024	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary